UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 16, 2009

Particle Drilling Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-30819	20-1563395
(Commission File Number)	(I.R.S. Employer Identification No.)

5611 Baird Court
Houston, Texas	77041
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 223-3031

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

In a letter dated April 16, 2009 from The Nasdaq Stock Market (“Nasdaq”), Particle Drilling Technologies, Inc. (the “Company”) was informed that the Company did not comply with Listing Rule 5210(d).

The Nasdaq has informed the Company that it would be subject to delisting proceedings if it did not pay its outstanding fees in full.  Accordingly, the Nasdaq staff has notified the Company that this matter serves as an additional basis for delisting the Company’s securities from The Nasdaq Stock Market.

The Company plans to address this issue when it appeals the Nasdaq staff’s determination to the Nasdaq Listing Qualifications Panel (the “Panel”), pursuant to the procedures set forth in the Nasdaq Marketplace Rule 4800 Series.  This appeal will stay the suspension of the Company’s securities and the filing of the Form 25-NSE pending the Panel’s decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTICLE DRILLING TECHNOLOGIES, INC.

Date:	April 21, 2009	By:	/s/ JASON D. DAVIS
		Name:	Jason D. Davis
		Title:	Vice President and
Interim Chief Financial Officer